Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES RESULTS FOR THE THIRD QUARTER 2015

- Total Revenue Grew 20% to $30 Million in the Third Quarter -

-9% Increase in AFFO per Share for the Third Quarter -

- Company Reaffirms AFFO per Share Guidance Range for 2015 -

JERICHO, NY, November 4, 2015 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended September 30, 2015.

Highlights For The Quarter Ended September 30, 2015:

•	Funds from operations (FFO) of $0.42 per share.

•	Adjusted funds from operations (AFFO) of $0.38 per share.

•	Net income of $0.21 per share.

•	Acquired one property for $1.4 million.

•	Disposed of 60 properties for $19.0 million in the aggregate.

“The strong growth in both our revenue and AFFO per share for the quarter and year-to-date is primarily due to the accretive addition of 77 properties in the western half of the United States during the second quarter of 2015 and the continued repositioning and enhancements we are making to our portfolio,” stated David B. Driscoll, Getty’s President & Chief Executive Officer. “With our broad, yet targeted, geographic reach across the country, we believe that Getty is well positioned to produce sustained cash flow and earnings. We expect to continue enhancing shareholder value by continuing to control costs, investing in select development opportunities that enrich the value of our current properties, and opportunistically acquiring assets in growth markets.”

Net Earnings:

The Company reported net earnings for the quarter ended September 30, 2015 of $7.0 million, or $0.21 per share, as compared to net earnings of $10.2 million, or $0.30 per share for the quarter ended September 30, 2014. The Company reported net earnings for the nine months ended September 30, 2015 of $17.5 million, or $0.52 per share, as compared to net earnings of $26.5 million, or $0.79 per share, for the nine months ended September 30, 2014. Results for the nine months ended September 30, 2015 include approximately $7.4 million, or $0.22 per share, of income received from the Marketing Estate (as defined below).

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO):

FFO for the quarter ended September 30, 2015 was $14.2 million, or $0.42 per share, as compared to $12.4 million, or $0.37 per share, for the quarter ended September 30, 2014. FFO for the nine months ended September 30, 2015 was $43.2 million, or $1.28 per share, as compared to $32.6 million, or $0.97 per share, for the nine months ended September 30, 2014. Results for the nine months ended September 30, 2015 include approximately $7.4 million, or $0.22 per share, of income received from the Marketing Estate.

AFFO for the quarter ended September 30, 2015 was $12.8 million, or $0.38 per share, as compared to $11.8 million, or $0.35 per share, for the quarter ended September 30, 2014. AFFO for the nine months ended September 30, 2015 was $42.4 million, or $1.25 per share, as compared to $31.2 million, or $0.93 per share, for the nine months ended September 30, 2014. Results for the nine months ended September 30, 2015 include approximately $7.4 million, or $0.22 per share, of income received from the Marketing Estate.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO, see “Non-GAAP Financial Measures” below.

Operating Income:

Total revenues from continuing operations were $30.0 million for the quarter ended September 30, 2015, as compared to $24.9 million for the quarter ended September 30, 2014. Total revenues from continuing operations were $80.9 million for the nine months ended September 30, 2015, as compared to $74.5 million for the nine months ended September 30, 2014. The increase in total revenues for the quarter and nine months ended September 30, 2015 was primarily due to approximately $3.7 million and $4.8 million, respectively, of revenues from the United Oil Transaction (as defined below) which closed in June 2015, offset by reductions in revenue recognition adjustments.

Rental property expenses from continuing operations were $6.3 million for the quarter ended September 30, 2015, as compared to $5.6 million for the quarter ended September 30, 2014. Rental property expenses from continuing operations were $18.0 million for the nine months ended September 30, 2015, as compared to $17.5 million for the nine months ended September 30, 2014. The increase in rental property expenses for the quarter and nine months ended September 30, 2015 was primarily attributable to increases in “pass-through” real estate taxes and other taxes paid by the Company offset by reductions in maintenance and other property related expenses paid by the Company.

Environmental expenses from continuing operations were $1.6 million for the quarter ended September 30, 2015, as compared to $1.2 million for the quarter ended September 30, 2014. Environmental expenses included in continuing operations were $5.3 million for the nine months ended September 30, 2015, as compared to $3.8 million for the nine months ended September 30, 2014. The increase in environmental expenses for the quarter and nine months ended September 30, 2015 was principally due to increases in accretion expense of $0.4 million and $1.5 million, respectively.

General and administrative expenses from continuing operations were $4.2 million for the quarter ended September 30, 2015, as compared to $3.7 million for the quarter ended September 30, 2014. General and administrative expenses from continuing operations were $12.9 million for the nine months ended September 30, 2015, as compared to $12.0 million for the nine months ended September 30, 2014. The increase in general and administrative expenses for the quarter and nine months ended September 30, 2015 was principally due $0.6 million of non-recurring employee related expenses. General and administrative expenses for the nine months ended September 30, 2015 also included $0.4 million of expenses related to the United Oil Transaction.

Non-cash impairment charges from continuing operations were $1.7 million for the quarter ended September 30, 2015, as compared to $0.9 million for the quarter ended September 30, 2014. Non-cash impairment charges from continuing operations were $10.7 million for the nine months ended September 30, 2015, as compared to $1.6 million for the nine months ended September 30, 2014. The non-cash impairment charges for the quarter and nine months ended September 30, 2015 were primarily attributable to reductions in estimates of value for certain of the Company’s transitional properties and increases in asset retirement costs associated with the Company’s environmental liabilities.

Marketing Estate:

During the nine months ended September 30, 2015, the Company received a distribution from the Getty Petroleum Marketing Inc. bankruptcy estate (the “Marketing Estate”) of approximately $7.4 million on account of the Company’s general unsecured claims and due to the resolution of a dispute regarding the Company’s agreement to fund the lawsuit that was brought against Lukoil Americas Corporation.

On October 19, 2015, the U.S. Bankruptcy Court entered a final decree closing the bankruptcy case of the Marketing Estate. As a result, on November 3, 2015, the Company received a final distribution from the Marketing Estate of approximately $10.8 million on account of the Company’s general unsecured claims. The Company does not expect to receive any further distributions from the Marketing Estate.

Acquisition and Disposition Activity:

The Company acquired one property for $1.4 million located in Connecticut in the third quarter of 2015. For the nine months ended September 30, 2015, the Company has acquired 79 properties for $218.3 million, substantially all of which was attributable to its $214.5 million acquisition of 77 properties from affiliates of Pacific Convenience and Fuels LLC, which were simultaneously triple-net leased to United Oil, a leading regional convenience store and gas station operator, on June 3, 2015 (the “United Oil Transaction”).

During the quarter ended September 30, 2015, the Company sold 60 properties for $19.0 million in the aggregate. For the nine months ended September 30, 2015, the Company has sold 72 properties for $22.2 million. Subsequent to September 30, 2015, the Company has sold six additional properties for approximately $2.6 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term growth criteria of its core portfolio.

2015 AFFO Guidance:

The Company reaffirms its 2015 AFFO guidance at a range of $1.25 to $1.30 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities, and also excludes payments that have been received from the Marketing Estate in 2015. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information:

Getty Realty Corp.’s Third Quarter Earnings Conference Call is scheduled for, Thursday, November 5, 2015 at 9:00 a.m. Eastern Time. To participate in the call, please dial 1-800-236-9788 or 1-913-312-1266, for international participants, ten minutes before the scheduled start time and reference pass code 1148759.

A replay will be available on November 5, 2015 beginning at 12:00 p.m. Eastern Time through 11:59 p.m. Eastern Time, November 12, 2015. To access the replay, please dial 1-877-870-5176 or 1-858-384-5517, for international participants, and reference pass code 1148759.

About Getty Realty Corp.:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. The Company currently owns and leases approximately 865 properties nationwide.

Non-GAAP Financial Measures:

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as gains or losses on property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of Revenue Recognition Adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s co-investment commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO to exclude non-cash environmental accretion expense and non-cash changes in environmental estimates as these items do not impact the Company’s recurring cash flow. AFFO for all periods presented has been restated to conform to the Company’s revised definition.

The Company’s revised definition of AFFO is defined as FFO less Revenue Recognition Adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash Revenue Recognition Adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) non-cash environmental accretion expense and non-cash changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO STATEMENTS (A) MADE BY MR. DRISCOLL REGARDING THE COMPANY’S ABILITY TO PRODUCE SUSTAINED CASH FLOWS AND EARNINGS, ENHANCE SHAREHOLDER VALUE AND IDENTIFY ACCRETIVE ACQUISITIONS AND (B) RELATED TO THE COMPANY’S AFFO GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30, 2015	December 31, 2014
Assets:

Real Estate:
Land	$477,123	$344,324
Buildings and improvements	306,440	246,112
Construction in progress	242	—

	783,805	590,436
Less – accumulated depreciation and amortization	(103,839)	(99,510)

Real estate held for use, net	679,966	490,926
Real estate held for sale, net	1,305	4,343

Real estate, net	681,271	495,269

Net investment in direct financing leases	94,549	95,764
Deferred rent receivable (net of allowance of $6,101 at September 30, 2015 and $7,009 at December 31, 2014)	24,427	21,049
Cash and cash equivalents	3,756	3,111
Restricted cash	409	713
Notes and mortgages receivable	48,446	34,226
Accounts receivable (net of allowance of $4,489 at September 30, 2015 and $4,160 at December 31, 2014)	4,043	4,395
Prepaid expenses and other assets	49,980	32,974

Total assets	$906,881	$687,501

Liabilities and Shareholders’ Equity:

Borrowings under credit lines	$156,000	$25,000
Term loans	175,000	100,000
Mortgage payable, net	301	344
Environmental remediation obligations	91,252	91,566
Dividends payable	8,117	12,150
Accounts payable and accrued expenses	73,958	51,417

Total liabilities	504,628	280,477
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 33,421,802 at September 30, 2015 and 33,417,203 at December 31, 2014	334	334
Paid-in capital	464,026	463,314
Dividends paid in excess of earnings	(62,107)	(56,624)

Total shareholders’ equity	402,253	407,024

Total liabilities and shareholders’ equity	$906,881	$687,501

GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Revenues:
Revenues from rental properties	$29,077	$24,078	$78,471	$72,198
Interest on notes and mortgages receivable	910	817	2,472	2,287

Total revenues	29,987	24,895	80,943	74,485

Operating expenses:
Rental property expenses	6,319	5,559	18,002	17,541
Impairment charges	1,700	921	10,682	1,565
Environmental expenses	1,647	1,171	5,259	3,752
General and administrative expenses	4,244	3,732	12,867	11,984
Allowance for uncollectible accounts	263	156	684	2,259
Depreciation and amortization expense	4,629	3,372	12,192	8,034

Total operating expenses	18,802	14,911	59,686	45,135

Operating income	11,185	9,984	21,257	29,350

Gains from dispositions of real estate	1,696	1,389	1,437	1,389
Other income	121	48	7,505	216
Interest expense	(4,479)	(2,416)	(10,214)	(7,430)

Earnings from continuing operations	8,523	9,005	19,985	23,525

Discontinued operations:
Loss from operating activities	(1,716)	(1,527)	(2,820)	(4,142)
Gains from dispositions of real estate	228	2,757	352	7,127

(Loss)/earnings from discontinued operations	(1,488)	1,230	(2,468)	2,985

Net earnings	$7,035	$10,235	$17,517	$26,510

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.25	$0.27	$0.59	$0.70
(Loss)/earnings from discontinued operations	$(0.04)	$0.03	$(0.07)	$0.09
Net earnings	$0.21	$0.30	$0.52	$0.79

Basic and diluted weighted-average shares outstanding	33,422	33,417	33,420	33,406

GETTY REALTY CORP. AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Net earnings	$7,035	$10,235	$17,517	$26,510

Depreciation and amortization of real estate assets	4,629	3,372	12,192	8,034
(Gains) from dispositions of real estate	(1,923)	(4,146)	(1,789)	(8,516)
Impairment charges	4,460	2,906	15,256	6,583

Funds from operations	14,201	12,367	43,176	32,611

Revenue recognition adjustments	(1,287)	(820)	(2,621)	(4,644)
Allowance for deferred rent receivable	(89)	(16)	(93)	1,568
Allowance for mortgage receivable	—	(98)	—	35
Non–cash changes in environmental estimates	(1,171)	(410)	(2,035)	(423)
Accretion expense	1,120	746	3,519	2,032
Acquisition costs	22	27	435	53

Adjusted funds from operations	$12,796	$11,796	$42,381	$31,232

Diluted per share amounts:

Earnings per share	$0.21	$0.30	$0.52	$0.79
Funds from operations per share	$0.42	$0.37	$1.28	$0.97
Adjusted funds from operations per share	$0.38	$0.35	$1.25	$0.93

Diluted weighted average shares outstanding	33,422	33,417	33,420	33,406

Contact	Christopher J. Constant
(516) 478-5460